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                                                                   EXHIBIT 23(c)






August 20, 1996

Members of the Board of Directors
Metropolitan Bancorp
1520 fourth Avenue
Seattle, WA  98101-1648

Gentlemen:

        We hereby consent to the inclusion of our opinion letter dated July 11, 1996 to the Board of Directors of Metropolitan Bancorp (the "Company') regarding the acquisition of Metropolitan Bancorp by Washington Federal, Inc., in Washington Federal's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the appropriate headings. In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                       Very truly yours,

                                                       /s/ Montgomery Securities

                                                       MONTGOMERY SECURITIES










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